EXHIBIT INDEX


(d)(4) Subadvisory Agreement by and between American Express Financial Corporation and Threadneedle International Limited, dated July 10, 2004.

(h)(2) Agreement and Plan of Reorganization, dated Jan. 8, 2004, between IDS Life Series, Fund, on behalf of its series, IDS Life Series - Equity Portfolio, and AXP Variable Portfolio - Investment Series, Inc., on behalf of its series, AXP Variable Portfolio - Capital Resource Fund, and American Express Financial Corporation.

(h)(3) Agreement and Plan of Reorganization, dated Jan. 8, 2004, between IDS Life Series, Fund, on behalf of its series, IDS Life Series - International Equity Portfolio, and AXP Variable Portfolio - Investment Series, Inc., on behalf of its series, AXP Variable Portfolio - International Fund, and American Express Financial Corporation.

(h)(4) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - Equity Select Fund, a series of AXP Variable Portfolio - Investment Series, Inc.

(h)(5) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - Large Cap Value Fund, a series of AXP Variable Portfolio - Investment Series, Inc.

(h)(6) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - S&P 500 Index Fund, a series of AXP Variable Portfolio - Investment Series, Inc.

(h)(7) Fee Waiver Agreement, dated September 1, 2004, between American Express Financial Corporation and AXP Variable Portfolio - Threadneedle Emerging Markets Fund, a series of AXP Variable Portfolio - Investment Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.